GrowGeneration Reports Second Quarter 2025 Financial Results

Net Sales of $41.0 million, Up 14.7% Sequentially

Proprietary Brand Sales Rise to 32.0% of Cultivation and Gardening Revenue

Store Operating Expenses Down 22.9% Year-over-Year

DENVER, August 11, 2025 -- GrowGeneration Corp. (NASDAQ: GRWG) (“GrowGeneration,” “GrowGen,” or the “Company”), the nation’s largest specialty hydroponic and organic gardening retailer, today announced financial results for the second quarter of 2025.

Second Quarter 2025 Summary(1)

•Net sales of $41.0 million, up 14.7% quarter-over-quarter;
•Proprietary brand sales as a percentage of Cultivation and Gardening net sales increased to 32.0% compared to 21.5% in the second quarter of 2024;
•Gross profit margin of 28.3%, compared to 26.9% for the second quarter of 2024;
•Store and other operating expenses declined approximately 22.9% to $7.9 million, compared to $10.2 million for the same period in the prior year;
•Net loss was $4.8 million compared to a net loss of $5.9 million for the same period in the prior year;
•Adjusted EBITDA(2) loss of $1.3 million compared to a loss of $1.1 million for the same period in the prior year; and
•Cash, cash equivalents, and marketable securities of $48.7 million and no debt.

Darren Lampert, GrowGen’s Co-Founder and Chief Executive Officer, commented, “In the second quarter, GrowGeneration delivered sequential improvements for revenue, gross margin and operating expenses — clear indicators that our strategy is taking hold. We also improved Adjusted EBITDA by $2.7 million quarter over quarter, reflecting the early impact of our cost control and margin improvement initiatives. We are building a leaner, more profitable, product-driven organization focused on business-to-business customers. Notably, proprietary brand sales grew to nearly 32.0% of total Cultivation and Gardening revenue, underscoring the strength and momentum of our owned brands. These brands include Char Coir, Drip Hydro, The Harvest Company, Ion LED lighting, and most recently, Viagrow. We remain on track to achieve our goal of proprietary brands to represent 35.0% of segment sales by year-end.”

“We continue to execute against a comprehensive transformation and growth strategy aimed at enhancing long-term profitability and positioning GrowGen for sustained success. During the quarter, customer adoption of our online B2B portal exceeded our internal expectations, we expanded into the home gardening segment, and increased penetration with mass-market retailers through the Viagrow acquisition. Internationally, we established distribution partnerships in the European Union and Costa Rica. Internally, we’ve further streamlined operations and reduced costs, reinforcing two of our core values of discipline and efficiency. With a strong balance sheet and no debt, we are well-capitalized to support our growth initiatives. While there is more work to be done, we are confident in our direction and our ability to deliver long-term value by staying focused on execution and innovation,” added Mr. Lampert.

Second Quarter 2025 Consolidated Results

Net sales were $41.0 million for the second quarter of 2025, which was nearly $1 million higher than we had anticipated compared to $53.5 million for the second quarter of 2024. Cultivation and Gardening net sales were $32.9 million for the second quarter of 2025, compared to $46.1 million for the comparable year ago period. The year-over-year change reflecting fewer retail locations compared to 2024. Net sales in our Storage Solutions segment were $8.1 million for the second quarter of 2025, compared to $7.4 million in the second quarter of 2024.

Once again, our quarterly proprietary brand sales exceeded our internal expectations, giving us further confidence in our ability to expand gross margin for the long-term. Proprietary brand sales as a percentage of Cultivation and Gardening net sales increased to 32.0%, compared to 21.5% for the same period in the prior year, largely driven by our strategic initiatives to increase sales volume with our expanded portfolio of proprietary brands and related product launches.

Gross profit was $11.6 million for the second quarter of 2025, compared to gross profit of $14.4 million for the second quarter of 2024, the year-over-year change was due to the decrease in sales volume related to store consolidations as previously discussed. Gross profit margin was 28.3% for the second quarter of 2025, compared to 26.9% for the second quarter of 2024. The improvement was primarily due to higher private label penetration within our Cultivation and Gardening segment, stronger margin contribution from our Storage Solutions segment, which was partially offset by continued industry-wide pricing compression on third-party products in Cultivation and Gardening.

Store and other operating expenses in the second quarter of 2025 declined by approximately 22.9% to $7.9 million, compared to $10.2 million in the second quarter of 2024.

Selling, general, and administrative expenses in the second quarter of 2025 were $6.2 million, compared to $7.1 million in the second quarter of 2024, a 13.4% improvement.

GAAP net loss was $4.8 million in the second quarter of 2025, compared to a net loss of $5.9 million in the second quarter of 2024. The change in net loss was primarily due to the sales volume decline related to retail store consolidations since the prior year, partially offset by improvements in gross margin percentage and reductions in store operating expenses as well as improvements in selling, general, and administrative expenses.

Non-GAAP Adjusted EBITDA(2) was a loss of $1.3 million in the second quarter of 2025, compared to a loss of $1.1 million in the second quarter of 2024.

Cash, cash equivalents, and marketable securities as of June 30, 2025 were $48.7 million. Inventory as of June 30, 2025 was $41.7 million, and prepaid and other current assets were $6.9 million.

Total current liabilities, including accounts payable, accrued payroll, and other liabilities as of June 30, 2025 were $27.3 million.

Geographic Footprint

Our geographic footprint for our Cultivation and Gardening segment spans 709,000 square feet of retail and warehouse space and includes 29 retail locations across 11 states as of June 30, 2025. We closed two retail locations during the three and six months ending June 30, 2025 as part of our ongoing network optimization strategy. In addition, we continue to serve our customers through other retail locations and our online platforms, such as growgeneration.com and our B2B customer portal for commercial and wholesale customers.

2025 Outlook

Due to macroeconomic uncertainty stemming from global trade policies, along with potential changes in consumer demand and retail pricing pressure, we are not providing our full-year 2025 financial outlook at this time. We continue to actively monitor these developments and are exploring strategies to mitigate these risks and potential negative effects on our business and results from operations, including negotiating with suppliers, adjusting our pricing strategies, moving our supply chain away from countries with higher tariffs in favor of other jurisdictions, and seeking tariff exemptions where possible.

For the third quarter of 2025, we expect total consolidated net sales to be in excess of $41 million representing continued sequential growth.

Footnotes
(1)All comparisons are for the quarter ended June 30, 2025 versus the quarter ended June 30, 2024 unless indicated otherwise.
(2) Adjusted EBITDA represents earnings before interest, taxes, depreciation, and amortization as adjusted for certain items as set forth in the reconciliation table of U.S. GAAP to non-GAAP information and is a measure calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information herein for further discussion and reconciliation of this measure to GAAP measures.

Conference Call

The Company will host a conference call today, August 11, 2025, at 4:30 p.m. Eastern Time to discuss financial results for the second quarter ended June 30, 2025. To participate in the call, please dial 1(888) 699-1199 (domestic) or 1(416) 945-7677 (international). The conference code is 53471. The call will also be webcast and can be accessed at https://app.webinar.net/MKPVw2GZ58e or on the Investor Relations section of the GrowGen website at: https://ir.growgeneration.com. A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.
About GrowGeneration Corp

GrowGen is the nation’s largest specialty hydroponic and organic gardening retailer. GrowGen carries and sells thousands of products, such as nutrients, additives, growing media, lighting, environmental control systems, and benching and racking, including proprietary brands such as CharCoir, Drip Hydro, Power Si, Ion lights, The Harvest Company, Viagrow, and more. The Company also operates an online superstore for cultivators at growgeneration.com, as well as a wholesale business for resellers, and a benching, racking, and storage solutions business, Mobile Media or MMI.

To be added to the GrowGeneration email distribution list, please email GrowGen@kcsa.com with GRWG in the subject line.

Forward Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the Company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “expect,” “believe,” “anticipate,” “estimate,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the Company’s website, at: www.growgeneration.com.

Contacts:

KCSA Strategic Communications
Philip Carlson
Managing Director
T: 212-896-1233
E: GrowGen@kcsa.com

GROWGENERATION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except shares)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$23,309	$27,471
Marketable securities	25,399	28,984
Accounts receivable, net of allowance for credit losses of $2,080 and $2,177 at June 30, 2025 and December 31, 2024, respectively	10,425	7,361
Notes receivable, current, net of allowance for credit losses of $145 and $— at June 30, 2025 and December 31, 2024, respectively	909	1,056
Inventory	41,737	40,295
Prepaid income taxes	308	145
Prepaid and other current assets	6,901	7,896
Total current assets	108,988	113,208

Property and equipment, net	11,948	15,493
Operating leases right-of-use assets, net	30,667	34,453
Intangible assets, net	6,632	8,779
Goodwill	1,605	1,605
Other assets	770	814
TOTAL ASSETS	$160,610	$174,352
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,608	$8,146
Accrued liabilities	2,985	2,358
Payroll and payroll tax liabilities	2,128	2,655
Customer deposits	2,448	2,404
Sales tax payable	1,095	1,313
Current maturities of operating lease liabilities	7,002	7,398
Total current liabilities	27,266	24,274

Operating lease liabilities, net of current maturities	26,188	29,633
Other long-term liabilities	435	352
Total liabilities	53,889	54,259
Commitments and contingencies
Stockholders' equity:
Common stock; $0.001 par value; 100,000,000 shares authorized, 59,771,716 and 59,402,628 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	60	59
Additional paid-in capital	376,492	375,677
Accumulated deficit	(269,831)	(255,643)
Total stockholders' equity	106,721	120,093
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$160,610	$174,352

GROWGENERATION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$40,963	$53,536	$76,666	$101,424
Cost of sales (exclusive of depreciation and amortization shown below)	29,369	39,115	55,365	74,639
Gross profit	11,594	14,421	21,301	26,785

Operating expenses:
Store operations and other operational expenses	7,867	10,210	16,659	20,844
Selling, general, and administrative	6,151	7,104	13,263	15,012
Estimated credit losses (recoveries)	163	6	255	(482)
Depreciation and amortization	2,687	3,615	6,272	7,357
Total operating expenses	16,868	20,935	36,449	42,731

Loss from operations	(5,274)	(6,514)	(15,148)	(15,946)

Other income (expense):
Other (expense) income	—	(10)	—	37
Interest income	463	737	960	1,339
Interest expense	—	(14)	—	(70)
Total other income	463	713	960	1,306

Net loss before income taxes	(4,811)	(5,801)	(14,188)	(14,640)

Provision for income taxes	—	(95)	—	(93)

Net loss	$(4,811)	$(5,896)	$(14,188)	$(14,733)

Net loss per share, basic	$(0.08)	$(0.10)	$(0.24)	$(0.24)
Net loss per share, diluted	$(0.08)	$(0.10)	$(0.24)	$(0.24)

Weighted average shares outstanding, basic	59,552	60,681	59,497	61,090
Weighted average shares outstanding, diluted	59,552	60,681	59,497	61,090

Use of Non-GAAP Financial Information

The following non-GAAP financial measures of EBITDA and Adjusted EBITDA are not in accordance with, or an alternative for, generally accepted accounting principles ("GAAP") and should be considered in addition to, and not as a substitute for, the most directly comparable GAAP financial measures. We believe these non-GAAP financial measures, when used in conjunction with their most directly comparable GAAP financial measures, net income (loss), provide meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods, identify trends affecting our business, and project future performance. Management uses these non-GAAP financial measures for internal planning and reporting purposes, and we believe that these non-GAAP financial measures may be useful to investors in their assessment of our operating performance, our ability to generate cash, and valuation. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, we have determined that it is appropriate to make this data available to all investors. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed in isolation as substitutions to net income (loss) as indicators of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). GrowGeneration defines EBITDA as net income (loss) before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude certain items such as stock-based compensation, impairment losses, restructuring and corporate rationalization costs, and other non-core or non-recurring expenses and to include income from our marketable securities as these investments are part of our operational business strategy and increase the cash available to us.

Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to net loss (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(4,811)	$(5,896)	$(14,188)	$(14,733)
Provision for income taxes	—	95	—	93
Interest income	(463)	(737)	(960)	(1,339)
Interest expense	—	14	—	70
Depreciation and amortization	2,687	3,615	6,272	7,357
EBITDA	$(2,587)	$(2,909)	$(8,876)	$(8,552)
Share-based compensation	315	654	818	1,432
Investment income	453	718	972	1,298
Acquisition transaction costs	50	—	50	—
Restructuring plan	—	—	1,141	—
Consolidation and other charges (1)	467	394	563	1,808
Adjusted EBITDA	$(1,302)	$(1,143)	$(5,332)	$(4,014)
(1) Consists primarily of expenditures related to the activity of store and distribution consolidation, one-time severances outside of the restructuring plan announced July 2024, and other non-core or non-recurring expenses